UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
December 21, 2006
Date of Report (Date of earliest event reported)
PAC-WEST TELECOMM, INC.
(Exact name of registrant as specified in its charter)

California	000-27743	68-0383568
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1776 W. March Lane,		95207
Suite 250		(Zip Code)
Stockton, California
(Address of principal
executive offices)
(209) 926-3300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On December 21, 2006, Pac-West Telecomm, Inc. (the “Company”) issued a press release announcing that it has commenced an offer to exchange any and all of its outstanding 13 1/2% Senior Notes due 2009 (the “Senior Notes”) for newly issued 13 1/2% Senior Priority Notes due 2009 (the “New Senior Notes”). In conjunction with the exchange offer, the Company is soliciting consents to an amendment to the indenture governing the Senior Notes.
The exchange offer is being made pursuant to an Offering Circular and Consent Solicitation Statement, dated December 21, 2006, and a related Letter of Transmittal and Consent. The exchange offer and consent solicitation are scheduled to expire at 5:00 p.m., New York City time, on Tuesday, January 23, 2007, unless otherwise extended. If the exchange offer is consummated, each $1,000 of Senior Notes tendered and accepted will be exchanged for an amount of principal of New Senior Notes equal to $1,000 plus the amount of accrued and unpaid interest in respect of such Senior Notes through but excluding the date of exchange (rounded to the nearest $1.00). Holders will not be entitled to a cash payment of accrued and unpaid interest in respect of tendered Senior Notes if the exchange offer is consummated.
A copy of the press release is attached hereto as Exhibit 99.1.
This communication is not an offer to exchange Senior Notes for New Senior Notes or a solicitation of an offer to exchange Senior Notes for New Senior Notes or a solicitation of consents with respect to the Senior Notes. The consent solicitation and offer to exchange Senior Notes for New Senior Notes are being made solely by means of an offering circular and consent solicitation statement and other documents provided to holders of the Senior Notes.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1 Press Release, dated December 21, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PAC-WEST TELECOMM, INC.
(Registrant)

	By:	/s/ Michael Sarina
Michael Sarina
Chief Financial Officer

Dated: December 21, 2006

EXHIBIT INDEX

Exhibit No.	Title

99.1	Press Release, dated December 21, 2006.